HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


             HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS


       Diluted EPS from continuing operations increases 20% to $0.60 Announces decision to divest oncology pharmaceutical and specialty pharmacy businesses




MELVILLE, N.Y. - August 7, 2007 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended June 30, 2007. The Company announced that during the second quarter a decision was reached to divest its oncology pharmaceutical and specialty pharmacy businesses. Financial results for all periods reflect those businesses as discontinued operations (see Exhibit A for details).
         Net sales for the second quarter of 2007 were $1.4 billion, an increase of 16.3% from the second quarter of 2006. This increase includes 13.9% local currency growth (8.3% internally generated and 5.6% from acquisitions) and 2.4% related to foreign currency exchange. (See Exhibit B for details of sales growth.)
         Net income for the second quarter of 2007 was $33.8 million or $0.37 per diluted share. Results include a loss from discontinued operations of $20.6 million or $0.23 per diluted share related to the anticipated sale of the lower-margin oncology pharmaceutical and specialty pharmacy businesses.
         Income from continuing operations for the second quarter of 2007 was $54.4 million or $0.60 per diluted share. Second quarter 2007 income and diluted earnings per share from continuing operations were up 21.0% and 20.0%, respectively, compared with the prior-year second quarter.
         "Our second quarter financial results were very strong, once again highlighted by double-digit sales growth and market-share gains in each of our four business groups," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
         For the second quarter, Dental sales increased 17.5%, including 17.2% growth in local currencies (10.5% internally generated and 6.7% from acquisitions) and 0.3% growth related to


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foreign currency exchange.  Of the 17.2% local currency growth, Dental consumable merchandise sales increased 14.7% (6.8% internal growth and 7.9% acquisition growth) and Dental equipment sales and service revenues were up 25.1% (22.3% internal growth and 2.8% acquisition growth).
         "We are very pleased with our Dental Group's financial performance, highlighted by mid-teens consumable merchandise sales growth and excellent equipment sales and service growth, reflecting market share gains in basic equipment and high-tech products," commented Mr. Bergman. "Subsequent to the close of the quarter we solidified our North American Dental industry leadership by acquiring the full-service and special-markets business of Becker-Parkin Dental Supply, increasing penetration for our U.S. Dental Business in key geographies, including New York, Florida and Arizona."
         Medical Group sales increased 11.7% during the second quarter (7.7% internal growth and 4.0% acquisition growth). "During the quarter we made the decision to divest our lower-margin oncology pharmaceutical and specialty pharmacy distribution businesses. Combined, these two businesses represented a significant portion of our lower-margin pharmaceutical revenue. Disposing of these non-core businesses will enhance our Medical Group's ability to drive profitable revenue growth," said Mr. Bergman. "Separately, we are making excellent progress with the Medical One World initiative we launched in April, and are pleased with the initial results we have experienced thus far from combining our major physician brands under the Henry Schein Medical brand."
         For the quarter, International sales increased 17.4%, including 9.4% growth in local currencies (4.4% internally generated and 5.0% from acquisitions), and 8.0% related to foreign currency exchange. "We are pleased with the accelerated internal sales growth in local currencies exhibited by our International business," commented Mr. Bergman.
         Technology and Value-Added Services sales increased 36.5% during the second quarter of 2007, including 36.4% growth in local currencies (25.5% internally generated and 10.9% acquisition growth) and 0.1% growth related to foreign currency exchange. "Technology and Value-Added Services sales growth reflects particular strength in electronic services, software and financial services revenues," stated Mr. Bergman.

Year-to-Date Results
         For the first six months of 2007, net sales of $2.7 billion represents an increase of 15.9% compared with the first six months of 2006. This increase includes 13.5% local currency growth (6.6% internally generated and 6.9% from acquisitions net of divestiture) and 2.4% related to foreign currency exchange. Income from continuing operations for the first six months of 2007 was $97.9 million reflecting 21.6% growth compared with the prior year. Earnings per diluted


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share from continuing operations of $1.08 for the first six months of 2007 represents 20.0% growth over the comparable period in 2006.

Stock Repurchase Plan
         Henry Schein reported that no shares were purchased during the second quarter. Approximately $140 million remains authorized for future common stock repurchases.

2007 EPS Guidance
         Henry Schein updates 2007 financial guidance from continuing operations, as follows:

    o 2007 diluted EPS is expected to be $2.53 to $2.57. This represents an increase of 25% to 27% compared with 2006 diluted EPS, and compares with prior guidance for 2007 diluted EPS of $2.51 to $2.57.
    o This 2007 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 20 million doses of influenza vaccine during the year.
    o 2007 diluted EPS guidance includes completed or previously announced acquisitions and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast
         The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 85,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.


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         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, MicroMd(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 12,000 people and has operations in 19 countries. The Company's net sales reached a record $5.05 billion in 2006. For more information, visit the Henry Schein Web site at www.henryschein.com.


     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.


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                               (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                      (unaudited)


                                                                     Three Months Ended                Six Months Ended
                                                                -----------------------------   -----------------------------
                                                                   June 30,         July 1,        June 30,         July 1,
                                                                     2007            2006            2007            2006
                                                                -------------   -------------   -------------   -------------

Net sales ....................................................  $   1,387,017   $   1,192,989   $   2,697,145   $   2,326,574
Cost of sales ................................................        973,240         835,744       1,892,322       1,633,808
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        413,777         357,245         804,823         692,766

Operating expenses:
    Selling, general and administrative ......................        322,925         280,887         640,250         555,771
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................         90,852          76,358         164,573         136,995
Other income (expense):
    Interest income ..........................................          4,269           3,954           8,388           8,495
    Interest expense .........................................         (6,223)         (7,238)        (12,165)        (14,603)
    Other, net ...............................................            547            (344)            425            (129)
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................         89,445          72,730         161,221         130,758
Income taxes .................................................        (30,636)        (26,250)        (56,106)        (47,367)
Minority interest in net income of subsidiaries ..............         (3,842)         (1,706)         (6,757)         (3,266)
Equity in earnings (losses) of affiliates ....................           (528)            227            (505)            335
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         54,439          45,001          97,853          80,460

Discontinued operations:
    Income (loss) from operations of discontinued
        components (including write-down of long-lived assets
        of $32.7 million in 2007 and a loss on sale of
        discontinued operation of $32.3 million in 2006) .....        (32,700)            346         (32,560)        (31,660)
    Income tax benefit (expense) .............................         12,098            (129)         12,038          12,677
                                                                -------------   -------------   -------------   -------------
    Income (loss) from discontinued operations ...............        (20,602)            217         (20,522)        (18,983)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      33,837   $      45,218   $      77,331   $      61,477
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.62   $        0.51   $        1.11   $        0.92
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.60   $        0.50   $        1.08   $        0.90
                                                                =============   =============   =============   =============

Loss from discontinued operations per share:
    Basic ....................................................  $       (0.24)   $       0.00   $       (0.23)  $       (0.22)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $       (0.23)  $        0.00   $       (0.22)  $       (0.21)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.38   $        0.51   $        0.88   $        0.70
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.37   $        0.50   $        0.86   $        0.69
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         88,390          88,381          88,154          87,713
                                                                =============   =============   =============   =============
    Diluted ..................................................         90,591          89,823          90,344          89,344
                                                                =============   =============   =============   =============

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                          June 30,        December 30,
                                                                                            2007              2006
                                                                                       -------------     -------------
                                                                                        (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     190,971     $     248,647
    Available-for-sale securities...............................................              88,000            47,999
    Accounts receivable, net of reserves of $40,287 and $40,536 ................             637,229           610,020
    Inventories, net ...........................................................             579,474           584,103
    Deferred income taxes ......................................................              29,338            28,240
    Prepaid expenses and other .................................................             123,846           125,839
                                                                                       -------------     -------------
            Total current assets ...............................................           1,648,858         1,644,848
Property and equipment, net ....................................................             223,227           225,038
Goodwill .......................................................................             771,834           773,801
Other intangibles, net .........................................................             155,623           161,542
Investments and other ..........................................................              97,110            75,917
                                                                                       -------------     -------------
            Total assets .......................................................       $   2,896,652     $   2,881,146
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     361,031     $     414,062
    Bank credit lines ..........................................................               2,367             2,528
    Current maturities of long-term debt .......................................              27,830            41,036
    Accrued expenses:
       Payroll and related .....................................................             104,099           110,401
       Taxes ...................................................................              56,303            59,007
       Other ...................................................................             181,875           183,054
                                                                                       -------------     -------------
            Total current liabilities ..........................................             733,505           810,088
Long-term debt .................................................................             450,260           455,806
Deferred income taxes ...........................................................             57,957            62,334
Other liabilities ..............................................................              62,962            60,209

Minority interest ..............................................................              24,687            21,746
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,062,402 outstanding on June 30, 2007 and
       88,499,321 outstanding on December 30, 2006 .............................                 891               885
   Additional paid-in capital ..................................................             643,033           614,551
   Retained earnings ...........................................................             867,213           808,164
   Accumulated other comprehensive income ......................................              56,144            47,363
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,567,281         1,470,963
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   2,896,652     $   2,881,146
                                                                                       =============     =============


Note: The above includes $10.4 million of accounts receivable, net of reserves, and $3.9 million of inventories, net of reserves, related to discontinued components that are held-for-sale as of June 30, 2007.

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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                    (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                          June 30,         July 1,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      33,837   $      45,218
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              --
           Depreciation and amortization .......................................              17,670          15,806
           Stock-based compensation expense ....................................               6,608           5,517
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................              32,667             --
           Provision for losses on trade and other accounts receivable .........                   1             561
           Provision for (benefit from) deferred income taxes ..................             (11,833)            959
           Undistributed earnings (losses) of affiliates .......................                 528            (227)
           Minority interest in net income of subsidiaries .....................               3,842           1,706
           Other ...............................................................                 151             701
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (12,809)         (7,622)
                 Inventories ...................................................              11,510         (19,274)
                 Other current assets ..........................................              (7,413)          5,003
                 Accounts payable and accrued expenses .........................              39,884          (9,731)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             114,643          38,617
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (12,403)        (21,486)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (14,391)        (32,475)
     Cash received from business divestiture ...................................                 --           36,527
     Purchases of available-for-sale securities ................................             (70,501)        (62,919)
     Proceeds from sales of available-for-sale securities ......................              30,000          61,930
     Proceeds from maturities of available-for-sale securities .................                 --            1,200
     Net payments for foreign exchange forward contract settlements ............              (7,692)        (13,644)
     Other .....................................................................                 653             (26)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (74,334)        (30,893)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                  55             --
     Repayments of bank borrowings .............................................                 (26)         (1,223)
     Principal payments for long-term debt .....................................             (17,468)         (3,830)
     Proceeds from issuance of stock upon exercise of stock options ............              12,929           8,492
     Payments for repurchases of common stock ..................................                 --          (23,439)
     Excess tax benefits related to stock-based compensation ...................               2,169           2,863
     Other .....................................................................                (721)          2,235
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................              (3,062)        (14,902)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              37,247          (7,178)
Effect of exchange rate changes on cash and cash equivalents ...................                (732)          6,767
Cash and cash equivalents, beginning of period .................................             154,456         138,745
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     190,971   $     138,334
                                                                                       =============   =============


                                                                                              Six Months Ended
                                                                                       -----------------------------
                                                                                          June 30,         July 1,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      77,331   $      61,477
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --           19,363
           Depreciation and amortization .......................................              35,227          30,158
           Stock-based compensation expense ....................................              10,725           9,374
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................              32,667             --
           Provision for losses on trade and other accounts receivable .........                 232             679
           Provision for (benefit from) deferred income taxes ..................             (18,688)          5,937
           Undistributed earnings (losses) of affiliates .......................                 505            (335)
           Minority interest in net income of subsidiaries .....................               6,757           3,266
           Other ...............................................................                (570)           (412)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (16,756)         (3,023)
                 Inventories ...................................................              15,446         (31,755)
                 Other current assets ..........................................               4,469           8,146
                 Accounts payable and accrued expenses .........................             (66,604)       (102,258)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              80,741             617
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (21,336)        (32,654)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (41,823)       (105,187)
     Cash received from business divestiture ...................................                 --           36,527
     Purchases of available-for-sale securities ................................             (88,001)       (147,340)
     Proceeds from sales of available-for-sale securities ......................              48,000         168,961
     Proceeds from maturities of available-for-sale securities .................                 --            1,280
     Net payments for foreign exchange forward contract settlements ............             (11,613)        (14,805)
     Other .....................................................................              (4,609)            165
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................            (119,382)        (93,053)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 483             --
     Repayments of bank borrowings .............................................                (281)            --
     Principal payments for long-term debt .....................................             (17,925)         (6,475)
     Proceeds from issuance of stock upon exercise of stock options ............              23,620          25,600
     Payments for repurchases of common stock ..................................             (30,689)        (23,439)
     Excess tax benefits related to stock-based compensation ...................               8,022           9,788
     Other .....................................................................              (1,457)          2,049
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (18,227)          7,523
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (56,868)        (84,913)
Effect of exchange rate changes on cash and cash equivalents ...................                (808)         12,564
Cash and cash equivalents, beginning of period .................................             248,647         210,683
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     190,971   $     138,334
                                                                                       =============   =============




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

Exhibit A

                                  Henry Schein, Inc.
         Oncology Pharmaceutical and Specialty Pharmacy Discontinued Operations
                 2007 Quarterly and 2006 Quarterly and Full Year Results
                         (In thousands, except per share data)
                                     (unaudited)


                                                                                     YTD
                                                     1Q07            2Q07            2Q07
                                                 ------------    ------------    ------------
Net sales                                        $     24,014    $     26,204    $     50,218
Cost of sales                                          22,086          24,338          46,424
                                                 ------------    ------------    ------------
     Gross profit                                       1,928           1,866           3,794
Operating expenses:
   Selling, general and administrative                  1,748           1,875           3,623
                                                 ------------    ------------    ------------
     Operating income (loss)                              180              (9)            171
Other income (expense):
   Interest income                                         19              25              44
   Interest expense                                       (62)            (54)           (116)
   Other, net                                               3         (32,662)*       (32,659)*
                                                 ------------    ------------    ------------
     Income (loss) before taxes                           140         (32,700)        (32,560)
Income tax benefit (expense)                              (60)         12,098          12,038
                                                 ------------    ------------    ------------
Net income (loss) from discontinued operations   $         80    $    (20,602)   $    (20,522)
                                                 ============    ============    ============

Earnings (loss) from discontinued
 operations per share:
     Basic                                       $       0.00    $      (0.24)   $      (0.23)
     Diluted                                     $       0.00    $      (0.23)   $      (0.22)

Weighted-average common shares outstanding:
     Basic                                             87,911          88,390          88,154
     Diluted                                           89,984          90,591          90,344


                                                                                                                     YTD
                                                     1Q06            2Q06            3Q06            4Q06            4Q06
                                                 ------------    ------------    ------------    ------------    ------------
Net sales                                        $     28,196    $     27,371    $     25,467    $     23,872    $    104,906
Cost of sales                                          26,115          25,156          23,519          22,018          96,808
                                                 ------------    ------------    ------------    ------------    ------------
     Gross profit                                       2,081           2,215           1,948           1,854           8,098
Operating expenses:
   Selling, general and administrative                  1,800           1,825           1,874           1,837           7,336
                                                 ------------    ------------    ------------    ------------    ------------
     Operating income (loss)                              281             390              74              17             762
Other income (expense):
   Interest income                                         15              15              18              14              62
   Interest expense                                       (29)            (64)            (37)            (43)           (173)
   Other, net                                               6               5               4               5              20
                                                 ------------    ------------    ------------    ------------    ------------
     Income (loss) before taxes                           273             346              59              (7)            671
Income tax benefit (expense)                             (105)           (129)            (20)            (34)           (288)
                                                 ------------    ------------    ------------    ------------    ------------
Net income (loss) from discontinued operations   $        168    $        217   $          39    $        (41)   $        383
                                                 ============    ============    ============    ============    ============

Earnings (loss) from discontinued
 operations per share:
     Basic                                       $       0.00    $       0.00   $        0.00    $      (0.00)   $       0.00
     Diluted                                     $       0.00    $       0.00   $        0.00    $      (0.00)   $       0.01

Weighted-average common shares outstanding:
     Basic                                             87,310          88,381          88,291          88,580          87,952
     Diluted                                           89,242          89,823          90,015          90,488          89,820


Note: This schedule is intended to provide historical financial results for the discontinued oncology pharmaceutical and specialty pharmacy businesses for the 2006 and 2007 year-to-date periods.

* Amount primarily represents write-off of long-lived assets of the discontinued oncology pharmaceutical and specialty pharmacy businesses.

                                                        9
                                                    - more -


Exhibit B

                                                 Henry Schein, Inc.
                                                 2007 Second Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q2 2007 over Q2 2006
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                8.3%          10.5%            7.7%          4.4%           25.5%

Acquisitions                                         5.6%           6.7%            4.0%          5.0%           10.9%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    13.9%          17.2%           11.7%          9.4%           36.4%

Foreign Currency Exchange                            2.4%           0.3%             --           8.0%            0.1%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             16.3%          17.5%           11.7%         17.4%           36.5%
                                               ============    ===========    ============  =============   ============



                                               Q2 YTD 2007 over Q2 YTD 2006
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                6.6%          10.2%            3.7%          2.8%           21.6%

Acquisitions, net of divestiture                     6.9%           6.9%            9.0%          5.0%            9.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    13.5%          17.1%           12.7%          7.8%           30.6%

Foreign Currency Exchange                            2.4%            --              --           8.5%             --
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             15.9%          17.1%           12.7%         16.3%           30.6%
                                               ============    ===========    ============  =============   ============





FOR:     Henry Schein, Inc.
CONTACT: Steven Paladino
         Executive Vice President and
         Chief Financial Officer
         steven.paladino@henryschein.com
         (631) 843-5500

         Investors:
         Neal Goldner
         Vice President, Investor Relations
         neal.goldner@henryschein.com
         (631) 845-2820

         Media:
         Susan Vassallo
         Vice President, Corporate Communications susan.vassallo@henryschein.com
         (631) 843-5562

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                                                       ###